UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2018

WILSON BANK HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Tennessee	000-20402	62-1497076
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

623 West Main Street
Lebanon, Tennessee		37087
(Address of principal executive offices)		(Zip Code)
(615) 444-2265
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                     ☐

Item 2.02 Results of Operations and Financial Condition.

On January 12, 2018, Wilson Bank Holding Company (the “Company”) mailed a letter to its shareholders describing, among other things, the Company’s earnings for the twelve months of 2017. The letter is furnished herewith as Exhibit 99.1.

The letter contains non-GAAP net income for the year ended December 31, 2017, excluding the impact of the write down of the Company’s deferred tax assets in fiscal 2017 as a result of the passage of the Tax Cuts and Jobs Act, which, among other items, reduces the corporate federal income tax rate to 21% from 35% effective January 1, 2018. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because the non-GAAP financial measure presented in the letter is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, this non-GAAP financial measure, as presented, may not be comparable to other similarly titled measures presented by other companies.

The Company believes that this non-GAAP financial measure facilitates making period-to-period comparisons and is a meaningful indication of its operating performance. The Company’s management utilizes this non-GAAP financial information to compare the Company’s operating performance for 2017 versus 2016 and to internally prepared projections.

Item 7.01 Regulation FD Disclosure.

The information set out in Item 2.02 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1        Letter to shareholders mailed January 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSON BANK HOLDING COMPANY

By:__/s/ J. Randall Clemons_____________
J. Randall Clemons
President and Chief Executive Officer

Date: January 12, 2018

EXHIBIT INDEX

Exhibit No.        Description
99.1            Letter to shareholders mailed January 12, 2018.